CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the use of our report, dated June30, 2000, in this quarterly report on Form 10-QSB for Vdo.Com, Inc.



Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
June30, 2000